As Filed with the Securities and Exchange Commission on August__, 1996

                                                      Registration No. 333-_____
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              DIPLOMAT CORPORATION
             (Exact name of registrant as specified in its charter)

                               25 Kay Fries Drive
                           Stony Point, New York 10980
                         (address of principal executive
                           office including zip code)

          Delaware                                           13-3727399
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)

                              Diplomat Corporation
                                Stock Option Plan
                      1996 Non-qualified Stock Option Plan
                              (full title of plans)

                              ---------------------

                                Sheldon R. Rose,
                                    President
                               25 Kay Fries Drive
                           Stony Point, New York 10980
                                 (914) 786-5552
            (Name, address and telephone number of agent for service)

                                 With Copies To:

                             Felice F. Mischel, Esq.
                              Joel W. Wagman, Esq.
                     Schneck Weltman Hashmall & Mischel LLP
                           1285 Avenue of the Americas
                            New York, New York 10019
                                 (212) 956-1500
                                ----------------

                                     CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------
Title of                                             Proposed            Proposed
Each Class                                           Maximum             Maximum           Proposed
of Securities                 Amount of              Offering            Aggregate         Amount of
To Be                         Shares To Be           Price Per           Offering          Registration
Registered                    Registered(1)          Security(2)         Price             Fee
- --------------------------------------------------------------------------------------------------------
Common Stock                    200,000           $   1.3125          $  262,500          $    90.52
(par value $.0001)

Common Stock                  1,500,000           $   1.3125          $1,968,750          $   678.88
(par value $.0001)

Total                         1,700,000                               $2,231,250          $   769.40

- --------------------------------------------------------------------------------------------------------

(1) This registration also covers such additional number of shares, presently undeterminable, as may become issuable under the Plans in the event of stock dividend, stock splits, recapitalizations or other changes in the Common Stock. The shares subject to this Registration Statement reflect the shares available for issuance pursuant to options granted under the Stock Option Plan (consisting of incentive and non-qualified stock option) and the 1996 Non-qualified Stock Option Plan, all of which may be reoffered in accordance with the provisions of Form S-8.

(2) The registration fee has been calculated pursuant to Rule 457 based on the selling price of the Company's Common Stock on August 25, 1996.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

     (2) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996 and June 30, 1996.

     (3)  Current Report on Form 8-K, dated as of January 9, 1996.

     (4)  Amendment No. 1 to Form 8-K, dated as of May 2, 1996.

     All documents subsequently filed by the Registrant pursuant to Sections 12(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the securities registered hereby is being passed upon for the Company by Schneck Weltman Hashmall & Mischel LLP, 1285 Avenue of the Americas, New York, New York 10019.

Item 6.   Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation and By-laws provide to the extent permitted by the Delaware General Corporation Law, as the same may be amended, a director of the Corporation shall not be liable to the Corporation or its stockholder for monetary damages for breach of fiduciary duty of a director.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     4         1996 Non-qualified Stock Option Plan

     5.1       Opinion of Schneck Weltman Hashmall & Mischel LLP

     23.1      Consent of Feldman Radin & Company, P.C.

     23.2      Consent of KPMG Peat Marwick LLP

     23.3      Consent of Schneck Weltman Hashmall & Mischel LLP (included in
               Exhibit 5.1)

     99        Other Exhibits - Re-Offer Prospectus

Item 9.   Undertakings.

     1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability the under Securities Act of 1993, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that this is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2.   The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration;

               iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration statement;

provided, however, that paragraphs 2 (a)(1)(i) and 2 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities that at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Stony Point, State of New York, on August 27, 1996.

DIPLOMAT CORPORATION


By:/s/SHELDON R. ROSE
   ---------------------------------------
     Sheldon R. Rose
     President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.


Signature                      Capacity in Which Signed          Date
- ---------                      ------------------------          ----


/s/ SHELDON R. ROSE            Chief Executive Officer,          August 27, 1996
- -------------------------      President, Principal Financial
Sheldon R. Rose                Officer, Chairman of the
                               Board of Directors and a
                               Director


/s/ STUART A. LEIDERMAN        Executive Vice President,         August 27, 1996
- -------------------------      Secretary and Director
Stuart A. Leiderman


/s/ ROBERT M. RUBIN            Director                          August 27, 1996
- -------------------------
Robert M. Rubin


/s/ JONATHAN ROSENBERG         Director                          August 27, 1996
- -------------------------
Jonathan Rosenberg


                               Director
- -------------------------
Edward E. Hinds



/s/ IRWIN ORINGER              Controller                        August 27, 1996
- -------------------------      (Principal Accounting Officer)
Irwin Oringer